UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, the Compensation Committee (the “Committee”) of Aspira Women’s Health Inc. (the “Company”) determined that a personal civil matter interfered with Dr. Torsten Hombeck’ s ability to continue to serve as the Company’s Chief Financial Officer. The civil matter is unrelated to the Company, its business affairs, internal controls or its financial statements. The Company has notified Dr. Hombeck that such termination has been made for “cause,” as defined in his employment agreement with the Company dated May 16, 2023, as amended. As a result, the Company does not believe it is required to make any further payments to Dr. Hombeck, other than payment of salary for the days worked in the current pay period through June 28, 2024.

As of June 27, 2024, Nicole Sandford, the Company’s Chief Executive Officer, has taken over Dr. Hombeck’ s duties on an interim basis until a search for his replacement is completed.

Nicole Sandford, age 53, has served as our Chief Executive Officer since March 2022. Ms.

Sandford brings more than three decades of executive and leadership experience to the role as an innovator, business leader and sought-after advisor to CEOs and Boards on strategy, operations, human capital, governance, and risk.

Prior to joining the company, Ms. Sandford was the executive Vice President of Ellig Group, a boutique human capital and strategy consultancy. Before that she spent over 27 years with global consultancy, Deloitte, where she launched new ventures, transformed underperforming practices, and led mature businesses including the firm’s flagship Regulatory and Operational Risk practice. She started her career with Deloitte as an auditor specializing in high-growth global companies in the technology, healthcare and industrial sectors and advising on complex transactions including mergers and acquisitions, financings, and securities offerings. Ms. Sandford is a member of the Advisory Board for Ellig Group and an Emeritus Member of the Weinberg Center at the University of Delaware

and the patient representative for the Greenwich Hospital Breast Cancer Accreditation Committee. She was

previously the Board Chair of Girl Scouts of Connecticut, and Board Member of the Stamford Public Education

Foundation. Ms. Sandford received her B.B.A in Accounting from Niagara University. The Committee has determined that based upon Ms. Sandford’s extensive financial expertise and experience in leadership, including relevant experience as our Chief Executive Officer, she has the qualifications and skills to serve as the Company’s interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: June 27, 2024	By:	/s/ Nicole Sandford
Nicole Sandford
Chief Executive Officer